WP ROAMING S.À R.L. AND SYNIVERSE HOLDINGS, INC. AND SYNIVERSE LUXEMBOURG HOLDINGS 3 S.À R.L.
AMENDMENT AGREEMENT
relating to the agreement for the sale and purchase of all shares in and preferred equity certificates (whether convertible or not) issued by WP Roaming III S.à r.l. dated 30 June 2012
21 June 2013

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AMENDMENT AGREEMENT

dated 21 June 2013
PARTIES

1.
WP ROAMING S.À R.L., a limited liability company incorporated under the laws of Luxembourg with its registered office at 15, rue Edmond Reuter, L-5326 Contern, Grand Duchy of Luxembourg, and registered with the Registre de Commerce et des Sociétés in Luxembourg under B110016 (the Seller);

2.	SYNIVERSE HOLDINGS, INC., a stock corporation incorporated under the laws of Delaware with its principal office at 8125 Highwoods Palm Way, Tampa, 33647, USA (Syniverse); and

3.
SYNIVERSE LUXEMBOURG HOLDINGS 3 S.À R.L., a limited liability company incorporated under the laws of Luxembourg with its registered office at 58, rue Charles Martel, L-2134 Luxembourg, Grand Duchy of Luxembourg, and registered with the Registre de Commerce et des Sociétés in Luxembourg under B177983 (the Purchaser);

(each a Party in this Amendment Agreement and together, the Parties).

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RECITALS

(A)
On 30 June 2012, the Seller and Syniverse entered into an agreement for the sale and purchase of all shares in and preferred equity certificates (whether convertible or not) issued by WP Roaming III S.à r.l., a limited liability company incorporated under the laws of Luxembourg with its registered office at 15, rue Edmond Reuter, L-5326 Contern, Grand Duchy of Luxembourg, and registered with the Registre de Commerce et des Sociétés in Luxembourg under B109535, (roll of deeds no. G 407/2012 of the notary public Dr. Peter Gamon, Frankfurt, Germany) (the Original SPA).

(B)
On 14 June 2013, the Seller, Syniverse and the Purchaser entered into an Accession Letter pursuant to which Syniverse assigned its contractual position under the Original SPA to the Purchaser (roll of deeds no. H 1675/2013 of the notary public Dr. Armin Hauschild, Düsseldorf, Germany) (the Original SPA together with such Accession Letter, the SPA).

(C)	All capitalized terms used but not otherwise defined in this amendment agreement (the Amendment Agreement) shall have the same meaning as assigned to them in the SPA.

(D)	The Parties wish to mutually amend the SPA by this Amendment Agreement as follows:

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PART A
SPA AMENDMENT
The Parties hereby agree that the following amendment shall be made to the SPA:
1.     Clause 2.2(a) of the SPA shall be deleted and replaced as follows:

"(a)	the Business Day (as defined in clause 29.1 below) which immediately follows the day on which the last of the Closing Conditions (as defined in clause 5.1 below) has been satisfied, or waived; or".
2.    Clause 2.2(c) of the SPA shall be deleted and replaced as follows:

"(c)	any other Business Day agreed in writing between the Parties.".

3.	Clause 5.2(a) of the SPA shall be deleted and replaced as follows:
"The Purchaser shall:

(a)
have sole responsibility for obtaining, in a timely manner, all consents, approvals or avoiding prohibition, injunction, applications for an injunction to restrain the closing of the Proposed Transaction by or from any competition authority of the jurisdictions set out in Exhibit 5.2(a) (each a Relevant Competition Authority and together the Relevant Competition Authorities) and shall, at its own cost, take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to satisfy or procure the satisfaction of the Anti‑Trust Conditions, including without limitation offering, accepting and/or agreeing undertakings, conditions and/or commitments including divestments with any Relevant Competition Authority, by 1 July 2013 (the Longstop Date) provided that, notwithstanding the foregoing or any other provision of this Agreement, the Purchaser shall not be required to offer, agree and accept a remedy that would constitute substantially unacceptable economic hardship (im Wesentlichen unzumutbare wirtschaftliche Härte) for purposes of this clause;".

PART B
MISCELLANEOUS

1.
The Parties hereby agree that this Amendment Agreement shall form an integral part of the SPA and that all provisions thereof shall remain unaltered in full force and effect unless explicitly provided otherwise herein.

2.	Clauses 22 through 31 of the SPA shall apply mutatis mutandis to this Amendment Agreement.

3.
This Amendment Agreement shall in its entirety be subject to the condition precedent (aufschiebende Bedingung) that, and shall only come into force and effect in case, the Anti-Trust Conditions are not satisfied or waived prior to 24 June 2013, 23:59h CEST.

4.	The Parties hereby acknowledge that they intend that Closing shall take place by no later than 28 June 2013.

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